UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

720-529-3336
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 7, 2014, National Bank Holdings Corporation (the “Company”) announced that the Company’s Board of Directors (the “Board”) has elected G. Timothy Laney, President and Chief Executive Officer of the Company, to serve as Chairman of the Board, and the independent directors have appointed director Ralph W. Clermont to serve as Lead Director. Frank V. Cahouet noted that this was the right time for him to step down as Chairman. Mr. Cahouet will continue to serve as a director of the Company.
The position of Lead Director has been established to facilitate the fulfillment by the Board of its responsibilities by ensuring that the Board operates independently of management and by providing the Board with independent leadership, particularly in instances where the joint roles of Chairman and Chief Executive Officer could potentially be in conflict. The duties and responsibilities of the Lead Director include: (i) serving as a liaison, and facilitating communication, between the Chairman of the Board and the independent directors; (ii) organizing, convening and presiding over executive sessions of the independent directors; (iii) presiding at all meetings of the Board at which the Chairman of the Board is not present; (iv) approving meeting schedules and agendas proposed by the Chairman and Chief Executive Officer, and consulting with the Chairman and Chief Executive Officer regarding the information to be provided to the directors in conjunction with such meetings; (v) serving as an advisor to the Board committees, chairs of the Board committees and other directors; (vi) serving as a member ex officio of each of the Board’s standing committees, with full voting rights on each such committee; (vii) if requested by major shareholders, ensure that he or she is available for consultation and direct communication; (viii) call meetings of the Board if deemed advisable by the Lead Director; and (ix) such other duties and responsibilities as assigned from time-to-time by the independent directors consistent with the Lead Director description above.
In connection with the creation of the Lead Director position, the Board has established a separate annual retainer of $25,000 for the Lead Director, comprised of $10,000 in the form of a cash retainer and $15,000 in the form of a restricted stock award. In addition, the Board increased the annual cash retainer for the Chair of the Audit & Risk Committee to $30,000.
The press release issued by the Company is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated May 7, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

	By:	/s/ Zsolt K. Besskó ____________________________________
Zsolt K. Besskó, Chief Administrative Officer and General Counsel
Date: May 7, 2014